Exhibit 10.6
SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY, dated as of June 30, 2009, made by CTC Cable Corporation,  a Nevada corporation (“CTC”), and DeWind, Inc., a Nevada corporation (“DeWind,” and together with CTC, the “Guarantors”), in favor of the Holder (as defined below).

WITNESSETH:

Whereas, pursuant to that certain Loan Agreement (the “Credit Agreement”), dated as of the date hereof, by and between Composite Technology Corporation, a Nevada corporation (the “Company”), and Northlight Financial LLC, a Delaware limited liability company (the “Lender”), the Company issued to the Lender a Promissory Note, dated as of the date hereof (the “Note”), evidencing a loan made by the Lender to the Company in the amount of $5,000,000 (the “Loan”), the proceeds of which will be used for the benefit of each of the Guarantors; and

Whereas, each Guarantor is a wholly-owned subsidiary of the Company; and

Whereas, as a condition precedent to the Lender’s making of the Loan and in order to induce the Lender to make the Loan, the Company agreed to cause the Guarantor to guarantee the obligations under the Note in accordance with the terms set forth in this Guaranty (as defined below),

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Holder to make and maintain the loans evidenced by the Note, Guarantor hereby agrees with the Holder as follows:

SECTION 1.   DEFINED TERMS

1.1           Definitions

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement or the Note, as the case may be.

(b) The following terms shall have the following meanings:

“Guaranty” means this Subsidiary Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

“Holder” mean the Payee of the Note and its successors and assigns.

“Obligations” mean the collective reference to all obligations and liabilities of the Company to the Holder under the Note (including, without limitation, default interest accruing at the then applicable rates provided in the Note after the maturity of the Note and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, if a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, the Note, this Guaranty, or any other document executed and delivered in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Holder that are required to be paid by the Company or Guarantor pursuant to the terms of any of the foregoing agreements).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

1.2           Other Definitional Provisions. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.   GUARANTY

2.1           Guaranty.  Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Holder and its indorsees and transferees, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

2.2           Nature of Guaranty.  Each Guarantor’s liability under this Guaranty shall be unlimited, open and continuous for so long as this Guaranty remains in force.  Each Guarantor intends to guaranty at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Obligations.  Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of a Guarantor in connection with any remaining portions of the Obligations or any of the Obligations which subsequently arises or is thereafter incurred.  No payment made by the Company, a Guarantor, any other guarantor or any other Person or received or collected by the Holder from the Company, a Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of a Guarantor hereunder which shall, notwithstanding any such payment (other than payment and performance in full of the Obligations), remain liable for the remaining Obligations until the Obligations are paid and performed in full.

2.3           Duration of Guaranty.  This Guaranty will take effect when received by the Holder without the necessity of any acceptance by the Holder, or any notice to a Guarantor or to the Company, and will continue in full force until all the Obligations incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of the Guarantors under this Guaranty shall have been performed in full.  All renewals, extensions, substitutions, and modifications of the Obligations, release of any other guarantor or termination of any other guaranty, of the Obligations shall not affect the liability of a Guarantor under this Guaranty.  This Guaranty is irrevocable and is binding upon each Guarantor and such Guarantor’s successors and assigns so long as any of the Obligations remain unpaid.

2.4           No Subrogation.  Notwithstanding any payment made by a Guarantor hereunder or any set-off or application of funds of a Guarantor by the Holder, no Guarantor shall be entitled to be subrogated to any of the rights of the Holder against the Company or any other guarantor or guaranty or right of offset held by the Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by a Guarantor hereunder, until all amounts owing to the Holder by the Company on account of the Obligations are paid in full.  If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, such amount shall be held in trust for the benefit of the Holder, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holder in the exact form received by such Guarantor (duly indorsed by the Guarantor to the Holder, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holder may determine.

2.5           Amendments, etc. with Respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by the Holder may be rescinded by the Holder and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holder, and the Loan Agreement, the Note and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holder may deem advisable from time to time, and any guaranty or right of offset at any time held by the Holder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

2.6           Guaranty Absolute And Unconditional.  Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holder upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between the Company and a Guarantor, on the one hand, and the Holder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2.  Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations.  Each Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to (a) any defense, set-off or counterclaim (other than a defense of actual payment and performance of all Obligations) which may at any time be available to or be asserted by the Company or any other Person against the Holder, or (b) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of a Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against a Guarantor, the Holder may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company or any other Person or against any other guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Holder to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company or any other Person or to realize upon any such other guaranty or to exercise any such right of offset, or any release of the Company or any other Person or any such other guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holder against any Guarantor.

2.7           Reinstatement.  The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, a Guarantor or any other guarantor of the Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, a Guarantor or any other guarantor of the Obligations or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8           Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Holder without set-off or counterclaim in U.S. dollars at the addresses set forth in the Loan Agreement or by wire transfer pursuant to instructions provided to Guarantor by the Holder.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Holder that:

3.1           Organization, Good Standing and Qualification.  The Guarantor is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and own its properties.  Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect (as defined in the Loan Agreement) (other than CTC Cable, which is not in good standing in the state of California as of the date hereof, but which shall be in good standing pursuant to Section 5.1(f) of the Loan Agreement).

3.2           Authorization.  The Guarantor has full power and authority and has taken all requisite action on the part of such Guarantor necessary for (i) the authorization, execution and delivery of this Guaranty and (ii) authorization of the performance of all obligations of such Guarantor hereunder.  This Guaranty constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3           Consents.  The execution, delivery and performance by the Guarantor of this Guaranty require no consent of, action by or in respect of, or filing with, any Person.

3.4           No Conflict, Breach, Violation or Default; Compliance with Law.  The execution, delivery and performance of this Guaranty by the Guarantor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under the Guarantor’s organizational documents as in effect on the date hereof (copies of which have been provided to the Lender prior to the date hereof).  The Guarantor (i) is not in violation of any statute, rule or regulation applicable to the Guarantor or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Guarantor or its assets, and (iii) is not in breach or violation of any agreement to which it or its assets are a party or are bound or subject.  The Guarantor has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

3.5           No Limitation of Guaranty.  No representations, warranties or agreements of any kind have been made to or with the Guarantor which would limit or qualify in any way the terms of this Guaranty.

3.6           Company’s Request.  This Guaranty is executed at the Company’s request, and not at the request of the Holder.

3.7           Obtaining Company Information.  The Guarantor has established adequate means of obtaining from the Company on a continuing basis information regarding the Company’s financial condition.

3.8           Solvency.  As of the date hereof and after giving effect to the transactions contemplated hereby, (a) the property of the Guarantor, at a fair valuation, will exceed its debt; (b) the capital of the Guarantor will not be unreasonably small to conduct its business; (c) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (d) the present fair salable value of the assets of the Guarantor will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured.  For purposes of this Section 3.8, “debt” means any liability on a claim, and “claim” means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

SECTION 4.   COVENANTS

4.1           Compliance with Laws.  So long as the Note remains outstanding, each Guarantor will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect (as defined in the Loan Agreement).

4.2           Taxes.  Each Guarantor shall pay, and shall cause each of its subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to such Guarantor or the Holder.

4.3           Stay, Extension and Usury Laws.  Each Guarantor shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guaranty; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Holder, but shall suffer and permit the execution of every such right as though no such law has been enacted.

SECTION 5.   SECURITY

5.1           The Obligations and the Guarantors’ obligations hereunder and under the other Loan Agreement, the Note and all other documents entered into in connection therewith are secured pursuant to the terms of (i) that certain Security Agreement, dated as of the date hereof, by and among the Lender, the Company and the Guarantors and (ii) that certain Stock Pledge Agreement, dated as of the date hereof, by and between the Lender and the Company.

SECTION 6.   WAIVERS; SUBORDINATION

6.1           Guarantor’s Waivers.

(a)    Holder’s Actions.  Notwithstanding any other waivers by a Guarantor pursuant to this Guaranty and except as prohibited by applicable law, each Guarantor waives any right to require the Holder to: (i) continue lending money or to extend other credit to the Company or (ii) resort for payment or to proceed directly or at once against any Person, including the Company or any other guarantor.

(b)    Insolvency.  If now or hereafter the Company shall be or become insolvent and the Obligations have not been paid and performed in full, each Guarantor hereby waives and relinquishes in favor of the Holder and the Company, and their respective successors and assigns, any claim or right to payment Guarantor may now have or hereafter have or acquire against the Company, by subrogation or otherwise, such that at no time shall any Guarantor be or become a “creditor” of the Company within the meaning of 11 U.S.C. Section 547(b) or any successor provision of the United States Federal bankruptcy laws.

(c)    Guarantor’s Rights and Defenses.  Each Guarantor also waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law or any other law which may prevent the Holder from bringing any action, including a claim for deficiency, against such Guarantor, before or after the commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (ii) any election of remedies by the Holder which destroys or otherwise adversely affects such Guarantor’s subrogation rights or such Guarantor’s rights to proceed against the Company for reimbursement, including without limitation, any loss of rights the Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations; (iii) any disability or other defense of the Company, of any other guarantor, or of any other person, or by reason of the cessation of the Company’s liability from any cause whatsoever, other than payment in full in legal tender or by performance in full, of the Obligations; (iv) any statute of limitations, if at the time any action or other suit brought by the Holder against such Guarantor is commenced there is outstanding Obligations which are not barred by any applicable statute of limitations; (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations; or (vi) any act, omission, election or waiver by the Holder of the type set forth in this Guaranty.

(d)    No Set-off, Counterclaim, Etc.  Each Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set-off, counterclaim, counter demand, recoupment or similar right.

6.2           Guarantor’s Understanding With Respect to Waivers.  Each of the waivers set forth herein is made with such Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

6.3           Subordination of the Company’s Debts to Guarantor.  The Obligations whether now existing or hereafter created, shall be prior to any claim that any Guarantor may now have or hereafter acquire against the Company, whether or not the Company becomes insolvent.  Each Guarantor hereby expressly subordinates to the Obligations any claim such Guarantor may have against the Company, upon any account whatsoever (including without limitation all intercompany obligations owing to the Guarantor from the Company), to any claim that the Holder may now or hereafter have against the Company; provided, however, that the Company may make payments on such claims that represent bona fide claims for money lent or property transferred to the Company in the ordinary course of the business of the Guarantor and the Company unless and until an Event of Default (as defined in the Loan Agreement) shall have occurred.  In the event of any dissolution, winding up, liquidation, readjustment, reorganization or similar proceedings, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Company applicable to the payment of the claims of both the Holder and each Guarantor shall be paid to the Holder.

SECTION 7.   MISCELLANEOUS

7.1           Amendments In Writing.  None of the terms or provisions of this Guaranty with respect to a Guarantor may be amended, supplemented or otherwise modified except by an instrument in writing signed by such Guarantor and the Holder, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.2           Notices.  All notices, requests and demands to or upon the Holder or Guarantor hereunder shall be effected in the manner provided for in  the Loan Agreement.

7.3           No Waiver By Course Of Conduct; Cumulative Remedies.  The Holder shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights and remedies provided by law.

7.4           Indemnification

(a)    Each Guarantor shall pay, and save the Holder harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than any taxes based upon the Holder’s net income) which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.

(b)    Each Guarantor shall pay, and to save the Holder harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Company would be required to do so pursuant to the Loan Agreement.

(c)    The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Note.

7.5           Successors And Assigns.  This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Holder and its respective successors and assigns; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty.

7.6           Set-Off.  Each Guarantor hereby irrevocably authorizes the Holder at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other guarantor of the Obligations, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Holder to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Holder may elect, against and on account of the obligations and liabilities of the Guarantor to the Holder hereunder and claims of every nature and description of the Holder against Guarantor, in any currency, whether arising hereunder, under the Note, or otherwise, as the Holder may elect, whether or not the Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Holder shall notify such Guarantor promptly of any such set-off and the application made by the Holder of the proceeds thereof, provided, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

7.7           Facsimile.  This Guaranty may be executed by facsimile.

7.8           Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9           Section Headings.  The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10         Integration.  This Guaranty represent the agreement of the Guarantors and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein.

7.11         Governing Law; Jurisdiction; Consent to Service of Process.

(a)    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed in such State.

(b)    Jurisdiction. Each Guarantor hereby irrevocably and unconditionally submits, for itself, to the nonexclusive jurisdiction of any state or federal court sitting in New York, New York and any appellate court from any thereof, in any action or other proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Guarantor hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or other proceeding may be heard and determined in such court.  Each Guarantor agrees that a final judgment in any such action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Holder may otherwise have to bring any action or other proceeding relating to this Guaranty against any Guarantor in the courts of any jurisdiction.

(c)   Waiver.  Each Guarantor hereby irrevocably waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or other proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section.  Each Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or other proceeding in any such court.

(d)    Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 7.2. Nothing in this Guaranty will affect the right of the Holder to serve process in any other manner permitted by Law.

(e)    Waiver of Jury Trial.  EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

7.12         Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;

(b)    the Holder has no fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guaranty or otherwise, and the relationship between the Guarantor, on the one hand, and the Holder, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Guarantor and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS:

CTC CABLE CORPORATION

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ________________	)

On this ______ day of June, 2009, before me, the undersigned, personally appeared ________________, the ___________________________ of CTC Cable Corporation, a Nevada corporation, who, I am satisfied, is the person who signed the foregoing instrument, and he did acknowledge under oath that he signed, sealed with the corporate seal, and delivered the same in his capacity as such officer and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

(Notarial Seal)

[Signature Page to Subsidiary Guaranty]

DEWIND, INC.

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ________________	)

On this ______ day of June, 2009, before me, the undersigned, personally appeared ________________, the ___________________________ of DeWind, Inc., a Nevada corporation, who, I am satisfied, is the person who signed the foregoing instrument, and he did acknowledge under oath that he signed, sealed with the corporate seal, and delivered the same in his capacity as such officer and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

(Notarial Seal)

[Signature Page to Subsidiary Guaranty]